United States

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 24, 2003

                          Treasury International, Inc.
                          ----------------------------
                 (Exact name of registrant specified in charter)



      Delaware                      0-28514                    98-0160284
  ----------------            -------------------         ---------------------
     (State of                  (Commission File             (IRS Employer
   Incorporation)                    Number)               Identification No.)


                               422 Montana Avenue
                              Libby, Montana 59923
                              --------------------
               (Address of principal executive offices) (Zip Code)

                                 (406) 293-7299
                                 --------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 24, 2003, Treasury International, Inc. (the "Registrant") through its wholly owned subsidiary Retailport.com, Inc. acquired substantially all of the assets and business and assumed certain liabilities of Spot Us Technologies, Inc. in exchange for 787,402 shares of the Registrants common stock (the "Shares"). The Shares represent approximately 11% of the total issued and outstanding common stock of the Registrant and were valued at $1,000,000 for purposes of the acquisition.

In accordance with the Reorganization Agreement, the Registrant has agreed to file a registration statement with the Securities and Exchange Commission, within 90 days of the closing of the acquisition, registering on behalf of Spot Us and/or its assigns all of the Shares. After the Registrant has filed the registration statement, Spot Us and/or its assigns shall enter into a "lock-up" agreement whereby it agrees not to sell more than 5% of its holdings during any 30 day period for a period of one year.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a): Financial Statements of Businesses Acquired. It is impracticable at this time for the Registrant to provide the financial statements of the business acquired that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than December 9, 2003.

(b): Pro Forma Financial Information. It is impracticable at this time for the Registrant to provide the pro forma financial information that are required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than December 9, 2003.

(c): Exhibits:

     10.5 Reorganization Agreement by and between Treasury International, Inc. and Retailport.com, Inc. and Spot Us, Inc. and Spot Us Technologies, Inc. dated September 24, 2003.








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Treasury International, Inc.





                      By: /s/ Dale Doner
                         ----------------------------------------
                         Dale Doner, President



Dated: October 10, 2003